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                                                                  EXHIBIT 10.51


                                CONTRACT OF SALE

         This Agreement is entered into by and between NATIONAL AMERICAN CORPORATION, a Nevada corporation ("Seller"), and SILVERLEAF RESORTS, INC., a Texas corporation ("Purchaser").

                             W I T N E S S E T H :

         FOR AND IN CONSIDERATION of the promises, undertakings, and mutual covenants of the parties herein set forth, Seller hereby agrees to sell and Purchaser hereby agrees to purchase and pay for all that certain property hereinafter described in accordance with the following terms and conditions:

                                   ARTICLE I

                                    PROPERTY

         The conveyance by Seller, or Seller's subsidiary corporation that holds title, to Purchaser shall include the accounts receivable more particularly described on Exhibit "A" attached hereto and made a part hereof for all purposes, together with all notes and security documents evidencing and/or securing payment of said accounts receivable, which have been generated from the sale of Unit Weeks at the following properties once operated by
Seller:

         1.       Capricorn Complex located in Talladega County, Alabama;

         2.       Dogwood Hills located in Talladega County, Alabama;

         3.       The Pines located in Talladega County, Alabama;

         4.       Quail Hollow Village located in Luzerne County, Pennsylvania

         5.       Carriage Manor located in Franklin County, North Carolina;

         6.       Kinston Manor located in Oconee County, South Carolina;

         7.       Villas of Foxwood Hills located in Oconee County, South
                  Carolina;

         8.       Villas of Hickory Hills located in Jackson County,
                  Mississippi;

         9. Hiawatha Manor/Hiawatha Manor I located in Cumberland County, Tennessee;

         10.      Hiawatha Manor West located in Cumberland County, Tennessee;

         11.      Silverwoods located in Clearfield County, Pennsylvania;

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         12.      Wolf Run Manor located in Clearfield County, Pennsylvania;

         13.      Westwind Manor located in Wise County, Texas.

Hereafter the aforesaid accounts receivables are referred to collectively as the "Subject Property."

                                   ARTICLE II

                                 PURCHASE PRICE

         The purchase price to be paid by Purchaser to Seller for the Subject Property shall be an amount equal to the aggregate outstanding principal balance owed on the Subject Property as of the date of closing hereunder. It is understood that the balance currently owed on the Subject Property is approximately $175,000.00. The purchase price shall be payable all in cash at the closing.

                                  ARTICLE III

              REPRESENTATIONS, WARRANTIES, AND COVENANTS OF SELLER

         Seller represents and warrants to Purchaser that, notwithstanding the fact that title to certain of the Subject Property is currently held by subsidiaries of Seller, Seller will have at closing good title to the Subject Property free and clear of all liens and encumbrances affecting title to the Subject Property, and at closing, Seller will be in a position to convey the Subject Property to Purchaser (free and clear of all liens and encumbrances affecting title).

         Seller further covenants and agrees with Purchaser that, from the date hereof until the closing, Seller shall not sell, assign, or convey any right, title, or interest whatsoever in or to the Subject Property, or create or permit to exist any lien, security interest, encumbrance, charge, or condition affecting the Subject Property without promptly discharging the same prior to closing.

         Seller hereby further represents and warrants to Purchaser, to the best of Seller's knowledge, as follows:

                a. There are no actions, suits, or proceedings pending or, to the best of Seller's knowledge, threatened against or otherwise affecting any portion of the Subject Property, at law or in equity, or before or by any federal, state, municipal, or other governmental court, department, commission, board, bureau, agency, or instrumentality, domestic or foreign; and

                b. The execution by Seller of this Contract and the consummation by Seller of the sale contemplated hereby have been duly authorized, and do not, and, at the closing date, will not, result in a breach of any of the terms or provisions of, or constitute a default under any indenture, agreement, instrument, or obligation to which Seller is a party or by which the Subject Property or any portion thereof is bound, and do not, and at the closing date will not, constitute a violation of any regulation affecting the Subject Property.

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All of the foregoing representations and warranties of Seller are made by
Seller both as of the date hereof and as of the date of the closing hereunder. Notwithstanding the foregoing or anything to the contrary contained herein, it is understood and agreed that the representations and warranties set forth hereinabove shall survive the closing of this Contract only for a period of two
(2) years following the closing date, but not thereafter, and Seller shall have no liability of any kind whatsoever for any breach thereof except to the extent a claim is asserted against Seller within such two (2) year period.

                                   ARTICLE IV

                        CONDITIONS PRECEDENT TO CLOSING

         The obligation of Purchaser to close this Contract shall, at the option of Purchaser, be subject to the following conditions precedent:

                I. All of the representations, warranties and agreements of Seller set forth in this Contract shall be true and correct in all material respects as of the date hereof and at closing, and Seller shall not have on or prior to closing, failed to meet, comply with or perform in any material respect any conditions or agreements on Seller's part as required by the terms of this Contract; and


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                b. No material and substantial change shall have occurred with respect to the Subject Property.

         If any such condition is not fully satisfied by closing, Purchaser may terminate this Contract by written notice to Seller whereupon this Contract shall be cancelled and thereafter neither Seller nor Purchaser shall have any continuing obligations one unto the other.

                                   ARTICLE V

                                    CLOSING

         The closing hereunder shall take place at the offices of Meadows, Owens, Collier, Reed, Cousins & Blau, L.L.P., 3700 NationsBank Plaza, 901 Main Street, Dallas, Texas 75202. The closing shall occur on or before thirty (30) days from the date of execution of this Contract. Purchaser shall notify Seller at least five (5) days in advance of the exact time and date of closing.

                                   ARTICLE VI

                        SELLER'S OBLIGATIONS AT CLOSING

         At the closing, Seller shall do the following:

                a. Deliver an assignment, in form reasonably acceptable to Purchaser, duly executed and acknowledged by Seller, conveying and/or assigning to Purchaser the Subject Property.

                b. Deliver all promissory notes and other security documents evidencing and/or securing payment of the Subject Property to Purchaser, with all notes being endorsed by Seller, or Seller's subsidiary, as the case may be, so as to be payable to Purchaser.

                c. Deliver a release in which Seller forever quitclaims and releases any interest, either as an owner or as a lienholder, in any Unit Weeks at the properties listed in Article I hereinabove.

                d. Deliver such evidence or other documents that may be reasonably necessary evidencing the status and capacity of Seller and the authority of the person or persons who are executing the various documents on behalf of Seller in connection with the sale of the Subject Property.

                e. Deliver a non-withholding statement that will satisfy the requirements of Section 1445 of the Internal Revenue Code so that Purchaser is not required to withhold any portion of the purchase price for payment to the Internal Revenue Service.

                f. Deliver to Purchaser any other documents or items necessary or convenient in the reasonable judgment of Purchaser to carry out the intent of the parties under this Contract.



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                                  ARTICLE VII

                       PURCHASER'S OBLIGATIONS AT CLOSING

         At the closing, Purchaser shall deliver to Seller the purchase price in cash.

                                  ARTICLE VIII

                             COSTS AND ADJUSTMENTS

         At closing, the following items shall be adjusted or prorated between Seller and Purchaser:

                a. Any transfer taxes or sales taxes payable in connection with the sale of the Subject Property shall be paid in full by Purchaser.

                b. All other closing costs including, but not limited to, recording and escrow fees shall be divided equally between Seller and Purchaser; provided, however, that Seller and Purchaser shall each be responsible for the fees and expenses of their respective attorneys.

         Seller agrees to indemnify and hold Purchaser harmless of and from any and all liabilities, claims, demands, suits, and judgments, of any kind or nature (except those items which under the terms of this Contract specifically become the obligation of Purchaser), brought by third parties and based on events occurring on or before the date of closing and which are in any way related to the ownership of the Subject Property, and all expenses related thereto, including, but not limited to, court costs and attorneys' fees; provided, however, that Seller shall not be required to indemnify Purchaser against claims relating to events occurring prior to the date of closing but which are provoked by the collection practices of Purchaser from and after the date of closing hereunder.

         Purchaser agrees to indemnify and hold Seller harmless of and from any and all liabilities, claims, demands, suits, and judgments, of any kind or nature, brought by third parties and based on events occurring subsequent to the date of closing and which are in any way related to the ownership of the Subject Property, and all expenses related thereto, including, but not limited to, court costs and attorneys' fees.

         Notwithstanding anything to the contrary contained herein, the indemnities set forth in this Article VIII shall survive the closing hereunder.

                                   ARTICLE IX

                                    NOTICES

         All notices, demands, or other communications of any type given by the Seller to the Purchaser, or by the Purchaser to the Seller, whether required by this Contract or in any way related


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to the transaction contracted for herein, shall be void and of no effect unless given in accordance with the provisions of this paragraph. All notices shall be in writing and delivered to the person to whom the notice is directed, either in person, by facsimile transmission, or by United States Mail, as a registered or certified item, return receipt requested. Notices delivered by mail shall be deemed given when deposited in a post office or other depository under the care or custody of the United States Postal Service, enclosed in a wrapper with proper postage affixed, addressed as follows:


Seller:                    National American Corporation
                           2711 LBJ Freeway, Suite 200
                           Dallas, Texas  75234
                           Attn:  Kenneth E. Hendrycy, Vice President
                           Telephone No.:  (972) 243-2228
                           Facsimile No.:  (972) 488-5030

Purchaser:                 Silverleaf Resorts, Inc.
                           1221 Riverbend Drive
                           Suite 120
                           Dallas, Texas  75247
                           Attn:  Robert E. Mead
                           Telephone No.:  (214) 631-1166
                           Facsimile No.:  (214) 905-0514

With Required Copy to:     Meadows, Owens, Collier, Reed, Cousins & Blau, L.L.P.
                           3700 NationsBank Plaza
                           901 Main Street
                           Dallas, Texas  75202
                           Attn:  George R. Bedell, Esq.
                           Telephone No.:  (214) 749-2448
                           Facsimile No.:  (214) 747-3732


                                   ARTICLE X

                                    REMEDIES

         In the event that Seller fails to timely comply with all conditions, covenants and obligations of Seller hereunder, such failure shall be an event of default and Purchaser shall have the option (i) to terminate this Contract by providing written notice thereof to Seller and the parties hereto shall have no further liabilities or obligations one unto the other; (ii) to waive any defect or requirement and close this Contract; or (iii) to sue Seller for specific performance. Except as otherwise set forth herein, in no event shall Purchaser have the right to sue Seller for damages.

         In the event that Purchaser fails to timely comply with all conditions, covenants, and obligations Purchaser has hereunder, such failure shall be an event of default, and Seller's sole remedy shall be to receive from Purchaser liquidated damages in the amount of Ten Thousand and No/100 ($10,000.00). The foregoing liquidated damages are agreed upon by and between Seller and


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Purchaser due to the difficulty and inconvenience of ascertaining and measuring actual damages, and the uncertainty thereof, and no other damages, rights, or remedies shall in any case be collectible, enforceable, or available to the Seller other than in this paragraph defined. Seller shall accept such liquidated damages as Seller's total damages and relief.

                                   ARTICLE XI

                                   ASSIGNMENT

         Purchaser shall not, without Seller's consent, assign this Contract. Notwithstanding the foregoing, the consent of Seller need not be obtained for an assignment of this Contract made in connection with the merger, consolidation or a combination of Purchaser into or with any other corporation or entity, whether by operation of law or otherwise; however, Purchaser agrees to furnish Seller with prior written notice thereof.

                                      XII

                       INTERPRETATION AND APPLICABLE LAW

         This Agreement shall be construed and interpreted in accordance with the laws of the State of Texas. Where required for proper interpretation, words in the singular shall include the plural; the masculine gender shall include the neuter and the feminine, and vice versa. The terms "successors and assigns" shall include the heirs, administrators, executors, successors, and assigns, as applicable, of any party hereto.

                                      XIII

                                   AMENDMENT

         This Contract may not be modified or amended, except by an agreement in writing signed by the Seller and the Purchaser. The parties may waive any of the conditions contained herein or any of the obligations of the other party hereunder, but any such waiver shall be effective only if in writing and signed by the party waiving such conditions and obligations.


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                                  ARTICLE XIV

                                   AUTHORITY

         Each person executing this Contract warrants and represents that he is fully authorized to do so.

                                   ARTICLE XV

                                ATTORNEYS' FEES

         In the event it becomes necessary for either party to file a suit to enforce this Contract or any provisions contained herein, the prevailing party shall be entitled to recover, in addition to all other remedies or damages, reasonable attorneys' fees and costs of court incurred in such suit.

                                  ARTICLE XVI

                              DESCRIPTIVE HEADINGS

         The descriptive headings of the several paragraphs contained in this Contract are inserted for convenience only and shall not control or affect the meaning or construction of any of the provisions hereof.

                                  ARTICLE XVII

                                ENTIRE AGREEMENT

         This Contract (and the items to be furnished in accordance herewith) constitutes the entire agreement between the parties pertaining to the subject matter hereof and supersedes all prior and contemporaneous agreements and understandings of the parties in connection therewith. No representation, warranty, covenant, agreement, or condition not expressed in this Contract shall be binding upon the parties hereto or shall affect or be effective to interpret, change, or restrict the provisions of this Contract.


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                                 ARTICLE XVIII

                            MULTIPLE ORIGINALS ONLY

         Numerous copies of this Contract may be executed by the parties hereto. Each such executed copy shall have the full force and effect of an original executed instrument.
                                  ARTICLE XIX

                                   ACCEPTANCE

         Seller shall have until 5:00 o'clock p.m., October 2, 1998, to execute and return a fully executed original of this Contract to Purchaser, otherwise this Contract shall become null and void. Time is of the essence of this Contract. The date of execution of this Contract by Seller shall be the date of execution of this Contract. If the final date of any period falls upon a Saturday, Sunday, or legal holiday under the laws of the State of Texas, then in such event the expiration date of such period shall be extended to the next day which is not a Saturday, Sunday, or legal holiday under the laws of the State of Texas.


         EXECUTED on this the 30th day of September, 1998.

                      SELLER:

                      NATIONAL AMERICAN CORPORATION, a Nevada corporation


                      By: /s/ Kenneth E. Hendrycy
                         ------------------------------------
                      Name: Kenneth E. Hendrycy
                           ----------------------------------
                      Its: Vice President
                           ----------------------------------
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         EXECUTED on this the 30th day of September, 1998.

                      PURCHASER:

                      SILVERLEAF RESORTS, INC., a Texas corporation



                      By: /s/ Robert E. Mead
                         --------------------------------------
                      Name: Robert E. Mead
                           ------------------------------------
                      Its: CEO
                          -------------------------------------



Description of Exhibits:

Exhibit A:  List of Accounts Receivable